
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         JUN-30-1999
<CASH>                                               316,601
<SECURITIES>                                         2,739,839
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               772,068
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       24,939,627<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           23,655,379
<TOTAL-LIABILITY-AND-EQUITY>                         24,939,627<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     90,865<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     154,837<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   6,143
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (723,917)<F5>
<EPS-BASIC>                                        (10.40)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets  is Tenant  security  deposit  escrow of  $3,770,
Investments in Local Limited Partnerships of $20,715,276, Replacement reserve escrow of $5,529 and other assets of $28,140. <F2>Included in Total Liability and Equity is accounts payable to affiliates of $196,311, Accounts payable and accrued expenses of $111,739, Mortgage note payable of $706,873, Tenant security deposits payable of $3,724, Deferred revenue of $148,571 and Minority interest in Local Limited Partnership of $117,030. <F3>Total revenue includes rental of $29,922, Investment of $40,737, and Other of $20,206. <F4>Included in Other Expenses is general and administrative of $67,349 Asset management fees of $61,501, Rental operations, exclusive of depreciation of $13,247, Depreciation of $6,775 and Amortization of $5,965. <F5>Net loss includes minority interest in losses of Local Limited Partnerships of $44 and Equity in losses of Local Limited Partnerships of $653,758.

